UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Light & Wonder, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-11693	81-0422894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On May 18, 2023, Light & Wonder, Inc. (the “Company” or “Light & Wonder”) issued a press release announcing it has submitted a proposal (the “Proposal”) to the Board of Directors of SciPlay Corporation (“SciPlay”) to acquire all of the issued and outstanding shares of Class A common stock of SciPlay, which represent the common stock in SciPlay not already beneficially owned by the Company. The press release, including the full text of a letter dated May 18, 2023 to the Board of Directors of SciPlay communicating the Proposal, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

In this filing, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates regarding the proposed transaction, the expected benefits of the proposed transaction, future opportunities for the combined company and future stockholder value. Forward-looking statements are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including the possibility that the proposed transaction will not be agreed to, that the terms of any definitive agreement with respect to the proposed transaction will be materially different from those described, that the conditions to the completion of the proposed transaction may not be satisfied on the anticipated schedule or at all, that the proposed transaction may not be consummated or that Light & Wonder may be unable to achieve expected operational, strategic and financial benefits of the proposed transaction, and those factors described in Light & Wonder’s filings with the Securities and Exchange Commission (the “SEC”), including Light & Wonder’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2023 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s ongoing obligations under the U.S. federal securities laws, Light & Wonder undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which any such offer, solicitation or sale would be unlawful. Any securities to be offered may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

Additional Information and Where to Find It

This filing relates to a proposal which Light & Wonder has made to acquire all of the issued and outstanding shares of Class A common stock of SciPlay, which represents the common stock in SciPlay not already beneficially owned by Light & Wonder. In furtherance of this proposal and subject to future developments, if a negotiated transaction is agreed, SciPlay may prepare and file an information statement with the SEC. In addition, if a negotiated transaction is agreed, certain participants in the proposed transaction may prepare and file a Schedule 13E-3 transaction statement with the SEC. This filing is not a substitute for any information statement, Schedule 13E-3 transaction statement or other document Light & Wonder and/or SciPlay may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIGHT & WONDER, SCIPLAY AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC by Light & Wonder and/or SciPlay free of charge through at www.sec.gov. Copies of the documents filed by Light & Wonder (if and when available) will also be made available free of charge by accessing Light & Wonder’s website at https://explore.lnw.com/investors/.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Light & Wonder, Inc., dated May 18, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

Date: May 18, 2023	By:	/s/ James Sottile
		Name:	James Sottile
		Title:	Executive Vice President and Chief Legal Officer